EXHIBIT 4.1

TWELFTH AMENDMENT TO
SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

This TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of October 27, 2020 (this “Amendment”) is made among Comenity Bank (formerly known as World Financial Network Bank), a Delaware state chartered bank, as Servicer (the “Servicer”), WFN Credit Company, LLC, a Delaware limited liability company, as Transferor  (the “Transferor”), and MUFG Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A. (“BNYM”), formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company), a national banking association, as Trustee (the “Trustee”) of World Financial Network Credit Card Master Trust, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among the Servicer, the Transferor and the Trustee (as amended, the “Pooling Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.

WHEREAS, the parties hereto are party to the Pooling Agreement and desire to amend the Pooling Agreement in certain respects as set forth herein; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1.  Amendment to the Pooling Agreement.

(a)  Section 12.1 of the Pooling Agreement is hereby amended and restated in its entirety as follows:

Termination of Trust. The Trust and the respective obligations and responsibilities of Transferor, Servicer and Trustee created hereby (other than the obligation of Trustee to make payments to Investor Holders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and 12.2(b), upon the earlier of (i) the day following the Distribution Date on which the Invested Amount for each Series is zero (provided that Transferor has delivered a written notice to Trustee electing to terminate the Trust) and (ii) the date provided in Section 9.2.

SECTION 2.  Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) upon which (i) each of the parties hereto receive counterparts of this Amendment, duly executed and delivered by each of the parties hereto and (ii) each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement are satisfied.

SECTION 3.  Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.
Twelfth Amendment to PSA

(b)  Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 5.  Section Headings.  Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery by facsimile or electronic transmission of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.  Each party agrees that this Amendment may be electronically signed, and that any electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

SECTION 7.  Trustee Disclaimer.  Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.

[Signature Page Follows]

2	Twelfth Amendment to PSA

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WFN CREDIT COMPANY, LLC

By:  /s / Michael Blackham
Name:  Michael Blackham
Title:  Treasurer

MUFG UNION BANK, N.A., as Trustee

By: /s/ D. Amedeo Morreale
Name: D. Amedeo Morreale
Title: Vice President

COMENITY BANK

By: /s/ Greg Opincar
Name: Gregory Opincar
Title:  Chief Financial Officer

Twelfth Amendment to PSA